Exhibit (g)

CONSENT OF THE FEDERAL REPUBLIC OF GERMANY

On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2016 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.

May 12, 2017

By:	/s/ VOLKER SCHLECHTRIEMEN
	Name:	Volker Schlechtriemen
	Title:	Regierungsdirektor, Federal Ministry of Finance, Berlin